                                                                       EXHIBIT A

                                                                  Conformed Copy



                        WORKING CAPITAL BRIDGE FACILITY


                           dated as of June 23, 2000


                                    between


               OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS",

                               as the Borrower,


                                      and


                            TELENOR EAST INVEST AS,

                                 as the Lender

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS...............................................................................     1

   Section 1.01   Definitions.......................................................................     1
                  -----------

   Section 1.02   Interpretation....................................................................    11
                  --------------

ARTICLE II REPRESENTATIONS AND WARRANTIES...........................................................    11

   Section 2.01   Representations Regarding the Borrower............................................    11
                  --------------------------------------

   Section 2.02   Representations Regarding the Agreements..........................................    13
                  ----------------------------------------

ARTICLE III FACILITY................................................................................    15

   Section 3.01   Amount and Currency...............................................................    15
                  -------------------

   Section 3.02   Disbursements.....................................................................    15
                  -------------

   Section 3.03   Suspension and Cancellation.......................................................    16
                  ---------------------------

   Section  3.04  Charges, Commissions and Fees.....................................................    16
                  -----------------------------

   Section  3.05  Interest..........................................................................    17
                  --------

   Section  3.06  Default Interest..................................................................    18
                  ----------------

   Section  3.07  Repayment.........................................................................    18
                  ---------

   Section  3.08  Mandatory Prepayments.............................................................    18
                  ---------------------

   Section  3.09  Voluntary Prepayments.............................................................    19
                  ---------------------

   Section  3.10  Payments..........................................................................    19
                  --------

   Section  3.11  Insufficient Payments.............................................................    20
                  ---------------------

   Section  3.12  Taxes.............................................................................    20
                  -----

   Section  3.13  Unwinding Costs...................................................................    21
                  ---------------

   Section  3.14  Increased Costs...................................................................    21
                  ---------------

   Section  3.15  Illegality........................................................................    22
                  ----------

   Section  3.16  Record of Disbursement............................................................    22
                  ----------------------

ARTICLE IV CONDITIONS PRECEDENT.............................................................................  22

   Section 4.01  Conditions Precedent to the First Disbursement.............................................  22
                 ----------------------------------------------

   Section 4.02  Conditions Precedent to the Second Disbursement............................................  24
                 -----------------------------------------------

ARTICLE V AFFIRMATIVE COVENANTS.............................................................................  24

   Section 5.01  Use of Proceeds............................................................................  24
                 ---------------

   Section 5.02  Central Bank License.......................................................................  24
                 --------------------

   Section 5.03  Continuing Governmental and Other Approvals................................................  25
                 -------------------------------------------

   Section 5.04  Security...................................................................................  25
                 --------

   Section 5.05  Issuance of Shares.........................................................................  25
                 ------------------

   Section 5.06  Compliance with Laws.......................................................................  25
                 --------------------

   Section 5.07  Insurance..................................................................................  25
                 ---------

   Section 5.08  Accounting.................................................................................  25
                 ----------

   Section 5.09  Compliance with Other Obligations..........................................................  26
                 ---------------------------------

   Section 5.10  Taxes......................................................................................  26
                 -----

   Section 5.11  Material Agreements........................................................................  26
                 -------------------

   Section 5.12  Citibank Agreement and Citibank Guarantee; Further Documents...............................  26
                 ------------------------------------------------------------

   Section 5.13  Furnishing of Information..................................................................  27
                 -------------------------

ARTICLE VI NEGATIVE COVENANTS...............................................................................  28

   Section 6.01  Dividends..................................................................................  28
                 ---------

   Section 6.02  Debt.......................................................................................  28
                 ----

   Section 6.03  Profit-Sharing and Management Arrangements.................................................  28
                 ------------------------------------------

   Section 6.04  Investments................................................................................  28
                 -----------

   Section 6.05  Changes in Charter and Issuance of Shares..................................................  28
                 -----------------------------------------

   Section 6.06  Prepayment of Long-Term Debt...............................................................  29
                 ----------------------------

   Section 6.07  Sale of Assets; Merger.....................................................................  29
                 ----------------------

ARTICLE VII  EVENTS OF DEFAULT..............................................................................  29

   Section 7.01  Events of Default..........................................................................  29
                 -----------------

   Section 7.02  Consequences of Default....................................................................  31
                 -----------------------

   Section 7.03  Automatic Acceleration.....................................................................  31
                 ----------------------

ARTICLE VIII MISCELLANEOUS..................................................................................  31

   Section 8.01  Term of Agreement..........................................................................  31
                 -----------------

   Section 8.02  Entire Agreement; Amendment and Waiver.....................................................  31
                 --------------------------------------

   Section 8.03  Notices....................................................................................  32
                 -------

   Section 8.04  English Language...........................................................................  33
                 ----------------

   Section 8.05  Rights, Remedies and Waivers...............................................................  33
                 ----------------------------

   Section 8.06  Indemnification............................................................................  34
                 ---------------

   Section 8.07  Governing Law..............................................................................  34
                 -------------

   Section 8.08  Arbitration; Consent to Jurisdiction; Service of Process; Waiver of Sovereign Immunity.....  34
                 ----------------------------------------------------------------------------- --------

   Section 8.09  Successors and Assigns; Third Party Rights.................................................  36
                 ------------------------------------------

   Section 8.10  Disclosure.................................................................................  37
                 ----------

   Section 8.11  Counterparts...............................................................................  37
                 ------------

EXHIBITS

Exhibit A                  -    Form of Disbursement Application

Exhibit B                  -    Form of Certificate of Incumbency and Authority

SCHEDULES

Schedule 2.01(b)           -    Subsidiaries

Schedule 2.01(c)           -    Options, Warrants, Etc.

Schedule 2.01(d)(iii)      -    Material Adverse Changes

Schedule 2.01(e)           -    Title to Assets

Schedule 2.01(g)           -    Events of Default

Schedule 5.07              -    Insurance

Schedule 6.01              -    Dividends

Schedule 6.02              -    Permitted Debt

Schedule 6.03(a)           -    Profit-Sharing and Management Arrangements

Schedule 6.06              -    Prepayable Long-Term Debt

Schedule 6.07(b)           -    Sale of Assets; Merger

WORKING CAPITAL BRIDGE FACILITY dated as of June 23, 2000 between OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation, as the borrower (the "Borrower"), and TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway, as the lender (the "Lender").

                                  WITNESSETH

     WHEREAS, the Borrower requires working capital to finance its ongoing operations and has requested the Lender to make loans to the Borrower for such purpose in an aggregate principal amount up to but not exceeding US$50,000,000, and the Lender is prepared to make such loans on the terms and subject to the conditions hereof;

     NOW, THEREFORE, the parties hereto agree as follows:

                             ARTICLE I DEFINITIONS

Section 1.01   Definitions
               -----------

     Wherever used in this Agreement (including the Schedules and Exhibits hereto), unless the context otherwise requires, the following terms shall have the following meanings:

"ADSs" shall mean American Depository Shares of the Borrower, each representing three-quarters (3/4) of one share of common stock of the Borrower, listed on the New York Stock Exchange.

"Affiliate"                            shall mean, with respect to any Person,
                                       any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person.

"Agreement"                            shall mean this Working Capital Bridge
                                       Facility.

"Auditors"                             shall mean Ernst & Young (CIS) Ltd., the
                                       independent auditor of the Borrower's
                                       GAAP accounts.

"Borrower"                             shall have the meaning specified in the
                                       preamble hereto.

"Borrower's Account"                   shall mean the Dollar account of the
                                       Borrower No. 40702840600700474003 at
                                       Citibank T/O or any other Dollar account of the Borrower notified to the Lender at least ten (10) days prior to the date of the Option Closing.

"Business Day"                         shall mean a day other than a Saturday, a
                                       Sunday or any day on which banks located in Moscow, Russia, Oslo, Norway, New
                                       York, New York or the jurisdiction of
                                       organization of any Seller, are
                                       authorized or obliged to close.

"Central Bank License"                 shall mean a license for currency
                                       transactions issued by the Central Bank
                                       of the Russian Federation with respect to this Agreement (but not the Guarantee), in form and substance satisfactory to the Lender, authorizing the payments hereunder to be made until January 27, 2001 or a later date.

"Charter"                              shall mean, in respect of any company,
                                       corporation, partnership, enterprise,
                                       governmental agency or other entity, its founding act, articles of incorporation and bylaws, memorandum and articles of association, statutes or similar instrument.

"Citibank"                             shall mean Citibank, N.A., a national
                                       banking association organized and
                                       existing under the laws of the United
                                       States of America, and includes its
                                       branches and subsidiaries.

"Citibank Agreement"                   shall mean an agreement to be entered
                                       into by Citibank, the Borrower and/or
                                       any Affiliate of the Borrower, pursuant
                                       to which Citibank will agree, on and
                                       subject to the terms thereof, to lend to the Borrower or such Affiliate at least one (1) Business Day prior to the day of the Option Closing for a period extending through the Option Closing, an amount equal to the outstanding principal amount of the Loan, all accrued interest and other amounts payable on the Loan, the Facility Fee and the Structuring Fee, and to transfer such aggregate amount to the Borrower's Account or to the account of such Affiliate, which agreement shall be in form and substance satisfactory to the Lender.

"Citibank Guarantee"                   shall mean a guarantee of Citibank T/O in
                                       an amount equal to or exceeding the
                                       aggregate amount of the Loans plus all
                                       accrued interest, Fees and other amounts payable under this Agreement, in favor of the Lender.

"Citibank T/O"                         shall mean KB Citibank T/O, a bank
                                       established in accordance with the laws
                                       of the Russian Federation and an
                                       Affiliate of Citibank.

"Debt" shall mean, with respect to any Person (and without duplication), all obligations of such Person:

                                       (a) for or in consideration of borrowed
                                           money or arising out of any credit
                                           facility or financial accommodation;

                                       (b) in respect of any liabilities and
                                           obligations of third parties to the
                                           extent that they are guaranteed by
                                           such Person or such Person has
                                           otherwise assumed or become liable
                                           for the payment of such liabilities
                                           or obligations or to the extent that
                                           they are secured by any Lien upon
                                           property owned by such Person,
                                           whether or not such Person has
                                           assumed or become liable for the
                                           payment of such liabilities or
                                           obligations;

                                       (c) arising under any lease which would
                                           be capitalized on the balance sheet
                                           of such Person in accordance with
                                           GAAP or which is otherwise in
                                           substance a financing lease;

                                       (d) arising in respect of any debenture,
                                           bond, note, loan stock or other
                                           security, any acceptance or
                                           documentary credit or any receivables
                                           sold or discounted other than on a
                                           non-recourse basis; or

                                       (e) arising under any other transaction
                                           which, in accordance with GAAP,
                                           results in such obligation being
                                           treated as Debt;

                                       provided that Debt shall not include (i) trade payables incurred in the ordinary course of business or (ii) customer deposits.

"Default Interest Period"              shall mean, with respect to any amount
                                       overdue under this Agreement, a period
                                       commencing on the day on which such
                                       payment becomes due or, as the case may
                                       be, on the last day of the previous
                                       Default Interest Period with respect to
                                       such overdue amount, and ending on a
                                       Business Day selected by the Lender.

"Disbursement"                         shall mean the disbursement of the Loan
                                       pursuant to Section 3.02 or, as the
                                       context may require, the aggregate
                                       principal amount thereof from time to
                                       time outstanding.

"Disbursement Application"             shall have the meaning specified in
                                       Section 3.02(a).

"Dollars" or "US$"                     shall mean the lawful currency of the
                                       United States of America.

"[third party lender]                  shall mean the Loan Agreement to be
 Loan Agreement"                       entered into by [a third party lender]
                                       and the Borrower.

"Event of Default"                     shall mean any one of the events or
                                       occurrences specified in Section 7.01.

"Extension"                            shall mean the extension of the maturity
                                       of the Loan specified in Section 3.07.

"Facility Fee"                         shall have the meaning specified in
                                       Section 3.04(b).

"Fees" shall mean the Facility Fee, the Structuring Fee and the Further Advance Fee.

"Financial Statements"                 shall mean the consolidated financial
                                       statements (including a balance sheet,
                                       income statement and statement of changes in financial position, and notes thereon) of the Borrower and its consolidated
                                       Subsidiaries prepared in accordance with
                                       GAAP.

"Financial Year"                       shall mean the period commencing each
                                       year on January 1 and ending on the
                                       following December 31.

"Financing Agreements"                 shall mean this Agreement, the Primary
                                       Agreement, the Purchase Agreement (as
                                       defined in the Primary Agreement), the
                                       Citibank Agreement, the Citibank
                                       Guarantee, the Guarantee, the Letter
                                       Agreement, the [third party lender] Loan
                                       Agreement, the [third party lender]
                                       Agreement (as defined in the Primary
                                       Agreement), the Share Pledge and the
                                       Disbursement Applications.

"Form 20-F"                            shall mean the annual report of the
                                       Borrower on Form 20-F, as filed with the U.S. Securities and Exchange Commission pursuant to Section 15(d) of the United
                                       States Securities Exchange Act of 1934,
                                       as amended, and the rules and regulations of the U.S. Securities and Exchange
                                       Commission thereunder, on June 29, 1999.

"Further Advance Fee"                  shall have the meaning specified in
                                       Section 3.04(c).

"GAAP" shall mean accounting principles generally accepted in the United States of America and consistently applied.

"Guarantee"                            shall mean the Guarantee Agreement dated
                                       as of the date of this Agreement between the Borrower and the Lender.

"Initial Maturity Date"                shall mean a date which is one hundred
                                       and fifty (150) calendar days after the
                                       date of this Agreement.

"Interbank Rate"                       shall mean, for each Interest Period, the
                                       offered rate per annum for deposits in
                                       Dollars having a duration of six (6)
                                       months which appears on the Reference
                                       Page as of 11:00 a.m., London time, on
                                       the relevant Interest Determination Date;
                                       provided that:

                                       (a) if, for any reason, the Interbank
                                       Rate cannot be determined at such time by reference to the Reference Page, the Interbank Rate for such Interest Period shall be the rate per annum which the Lender determines to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16%) of the offered rates per annum for deposits in Dollars in an amount comparable to the portion of the Loan scheduled to be outstanding during such Interest Period for a period equal to such Interest Period which are advised to the Lender by three (3) major banks active in the London interbank market selected by the Lender; and

                                       (b) if the Lender determines that
                                       deposits in Dollars are not being offered in the London interbank market in such amounts or for such period, the Interbank Rate for such Interest Period shall be the cost to the Lender (expressed as a rate per annum) of funding the portion of the Loan scheduled to be outstanding during such Interest Period from whatever sources it selects.

"Interest Determination Date"          shall mean, for any Interest Period, the
                                       date two (2) Business Days prior to the
                                       first day of such Interest Period.

"Interest Payment Date"                shall mean each of (a) the Initial
                                       Maturity Date or, if the Extension
                                       occurs, January 27, 2001, and each
                                       anniversary thereof and (b) each date
                                       falling six (6) months after such date;
                                       provided, however, that if any Interest
                                       Payment Date would otherwise fall on a
                                       day which is not a Business Day, such
                                       Interest Payment Date shall be changed to the next succeeding Business Day.

"Interest Period"                      shall mean a period commencing on the
                                       date of the Disbursement and ending on
                                       the first Interest Payment Date or, as
                                       the case may be, commencing on the last
                                       day of the previous Interest Period, and ending six (6) months thereafter.

"KB Impuls"                            shall mean Open Joint Stock Company "KB
                                       Impuls", an open joint stock company
                                       organized and existing under the laws of the Russian Federation.

"Lender"                               shall have the meaning specified in the
                                       preamble hereto.

"Letter Agreement"                     shall mean the Letter Agreement dated as
                                       of the date of this Agreement among the
                                       Borrower, the Major Shareholders and the Lender relating to certain provisions of the Primary Agreement between the
                                       Borrower and the Lender dated as of
                                       December 1, 1998 and the other Principal
                                       Agreements (as defined therein).

"Lien" shall mean any mortgage, pledge, charge, privilege, priority, hypothecation, encumbrance, assignment, lien, attachment, set-off or other security interest of any kind or any other agreement or arrangement having the effect of conferring security upon or with respect to, or any segregation of or other preferential arrangement with respect to, any present or future assets, revenues or rights, including, without limitation, any designation of loss payees or beneficiaries or any similar arrangement under any insurance policy.

"Loan" shall mean the Disbursement(s) made or deemed made hereunder, or, as the context may require, the aggregate principal amount thereof from time to time outstanding.

"Long-Term Debt"                       shall mean, as of any date with respect
                                       to any Person, any Debt of such Person
                                       all or part of which, or the final
                                       payment of which, is due more than one
                                       (1) year after such date.

"Major Shareholders"                    shall mean Dr. Dmitri Borisovich Zimin,
                                        a Russian citizen, the "Bee Line" Non-
                                        Profit Fund, a non-commercial
                                        organization organized and existing
                                        under the laws of the Russian
                                        Federation, and Glavsotkom L.L.C., a
                                        limited liability company organized and
                                        existing under the laws of the Russian
                                        Federation.

"Margin"                                shall mean:

                                        (a) until the Initial Maturity Date or,
                                        in the case of the Extension, December
                                        27, 2000, 3.00% per annum, and

                                        (b)  thereafter, 5.00% per annum.

"Material Adverse Effect"               shall mean, with respect to any Person,
                                        a material adverse effect on or with
                                        respect to the business, assets,
                                        financial condition or results of
                                        operations of such Person and its
                                        Subsidiaries taken as a whole, or upon
                                        such Person's ability to perform its
                                        obligations under this Agreement and the other Financing Agreements, if any, to which it is a party.

"Material Interconnection Agreements"   shall mean, collectively, all present or
                                        future interconnection agreements with
                                        respect to the Moscow License Area
                                        entered into between the Borrower or KB
                                        Impuls and any other relevant local,
                                        long distance or international
                                        interconnect providers, which are
                                        material to the business, operation or
                                        financial condition of the Borrower or
                                        the ability of the Borrower to perform
                                        any of its obligations under any
                                        Financing Agreement.

"Moscow License Area"                   shall mean the City of Moscow and Moscow
                                        Region (Moskovskaya Oblast).

"New ADSs"                              shall mean VimpelCom's American
                                        Depositary Shares, if listed on the NYSE with respect to any New Shares, each representing three-quarters (3/4) of one
                                        (1) share of VimpelCom's common stock.

"New Shares"                            shall mean up to 7,000,000 shares of
                                        common stock of the Borrower, the
                                        issuance of which was approved by the
                                        extraordinary shareholders' meeting of
                                        the Borrower on April 13, 2000.

"Notes" shall mean senior convertible notes or any other notes, bonds, debentures or similar instruments issued by an Affiliate of VimpelCom and convertible or exchangeable into New Shares or New ADSs.

"Operating Licenses"                    shall mean, collectively, all present
                                        and future operating licenses and other
                                        permits, approvals, authorizations,
                                        consents or agreements of the Borrower
                                        or its Subsidiaries (other than
                                        VimpelCom - Region) to use radio
                                        frequencies and perform communications
                                        activity on the territory of the Moscow
                                        License Area, which are material to the
                                        implementation of the business,
                                        operations or financial condition of the Borrower or the ability of the Borrower or any of its Subsidiaries (other than VimpelCom - Region), taken as a whole, to perform any of its obligations under any Financing Agreement.

"Option" shall mean the right and, in the instances specified therein, the obligation of the Lender to purchase New Shares, New ADSs or Notes pursuant to the Primary Agreement.

"Option Closing"                        shall mean the closing of the purchase
                                        by the Lender of the New Shares, New
                                        ADSs or the Notes pursuant to the
                                        Primary Agreement.

"Permitted Business"                    shall mean the cellular
                                        telecommunications business, including,
                                        without limitation, any related or
                                        ancillary lines of business, including
                                        fiber optic transport networks, Internet access service providers and/or mobile satellite communications.

"Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority, whether incorporated or unincorporated.

"Potential Event of Default"            shall mean any event which, with the
                                        giving of notice, the passage of time or the making of any determination by the Lender, or any combination thereof, would become an Event of Default.

"Primary Agreement"                     shall mean the Primary Agreement
                                        (Financing Vehicles) dated as of the
                                        date of this Agreement between VimpelCom
                                        Finance B.V. (and the other Sellers
                                        party thereto from time to time) and the Lender and, after the execution of the Purchase Agreement contemplated thereby, the Purchase Agreement.

"Reference Page"                        shall mean the display of the British
                                        Bankers Association's offered rate for
                                        deposits in Dollars designated as page
                                        3750 on Telerate (or such other page as
                                        may replace page 3750 on Telerate for
                                        the purpose of displaying London
                                        interbank offered rates for deposits in
                                        Dollars).

"Rubles"                                shall mean the lawful currency of the
                                        Russian Federation.

"Security"                              shall mean the security created or
                                        agreed to be created by the Share Pledge to secure all amounts owing to the Lender under the Financing Agreements to which it is a party.

"Sellers"                               shall mean VimpelCom Finance B.V. and/or
                                        such other entities designated by it in
                                        accordance with the terms of the Primary
                                        Agreement, as purchaser(s) of all or
                                        some of the New Shares or New ADSs.

"Share Pledge"                          shall mean the Contract of Pledge of
                                        Shares dated as of the date of this
                                        Agreement between the "Bee Line" Non-
                                        Profit Fund and the Lender.

"Structuring Fee"                       shall have the meaning specified in
                                        Section 3.04(a).

"Subsidiary"                            shall mean, with respect to any Person,
                                        any other Person more than 50% of whose
                                        capital is owned, directly or
                                        indirectly, by such Person or which is
                                        otherwise effectively controlled by such
                                        Person.

"UNCITRAL Rules"                        shall have the meaning specified in
                                        Section 8.08(a).

"VimpelCom - Region"                    shall mean Closed Joint Stock Company
                                        "VimpelCom-Region", a company organized
                                        and existing under the laws of the
                                        Russian Federation.

Section 1.02   Interpretation
               --------------

     (a) In this Agreement, unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting persons include corporations, partnerships and other legal entities and references to a Person include its successors and permitted assigns.

     (b) In this Agreement, unless otherwise specified, a reference to an Article, Section, Schedule or Exhibit shall be construed as a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement.

     (c) In this Agreement, a reference to an agreement shall be construed as a reference to such agreement as it may be amended, amended and restated, varied, supplemented, novated or assigned from time to time.

     (d) In this Agreement, the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     (e) In this Agreement, "control" (including, with its correlative meanings, "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, by contract or otherwise.

                   ARTICLE II REPRESENTATIONS AND WARRANTIES

Section 2.01   Representations Regarding the Borrower
               --------------------------------------

     The Borrower represents and warrants that:

     (a)  Incorporation. The Borrower is an open joint stock company, duly
          -------------
organized and validly existing under the laws of the Russian Federation and registered with all relevant corporate registration bodies in the Russian Federation, and has full corporate power to own the properties which it owns and to carry out the businesses which it carries out.

     (b)  Subsidiaries. The Borrower has no consolidated Subsidiaries other than
          ------------
the Subsidiaries set forth in Schedule 2.01(b).

     (c)  Share Capital. As of the date hereof, the charter capital of the
          -------------
Borrower consists solely of Twenty-Eight Million One Hundred Eighty Two Thousand Two Hundred and One (28,182,201) issued shares of common stock and Six Million Four Hundred Twenty-Six Thousand Six Hundred (6,426,600) issued shares of preferred stock. As of the date hereof, all of the outstanding shares of the Borrower (excluding the New Shares) (i) have been duly authorized and validly issued, (ii) are fully paid, and, except as described in Form 20-F, non-assessable, (iii) are not subject to any preemptive or similar rights, and (iv) were properly registered with the appropriate authorities competent for registration of the issuance of such shares. All of the shares of the Borrower are registered and uncertificated. Except as set forth in Schedule 2.01(c) or as provided for in the Financing Agreements, (x) there are no outstanding options, warrants or instruments convertible into shares or other similar agreements to which the Borrower or any Seller is a party relating to the existing shares of the Borrower or for the issuance of additional shares of any class or description of the Borrower and (y) no Person has any right (other than as a shareholder) to share in the profits of the Borrower.

     (d)  Financial Statements. (i) the consolidated balance sheet of the
          --------------------
Borrower and its consolidated Subsidiaries as at December 31, 1999 and the related consolidated income statement and statement of changes in financial position of the Borrower and its consolidated Subsidiaries for the Financial Year ending on that date, and the notes thereon, certified by the Auditors, present a true and fair view of the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of the date of such balance sheet and for the period covered by such income statement and statement of changes in financial position and were prepared in accordance with GAAP; (ii) the Borrower had, as of the date of such balance sheet, no material contingent obligations, liabilities for taxes or unusual forward or long term commitments not disclosed by, or reserved against in, such balance sheet or the notes thereto; and (iii) except as set forth in Form 20-F and on Schedule 2.01(d)(iii), since the date of such balance sheet, the Borrower has not suffered any material adverse change in its business, operations or financial condition, or incurred any material loss or liability or undertaken or agreed to undertake any material obligation except under the Financing Agreements.

     (e)  Title to Assets. Except as set forth in Form 20-F and Schedule
          ---------------
2.01(e), (i) the Borrower and its consolidated Subsidiaries own and have good and marketable title to all of the assets with a book value in excess of the equivalent of US$10,000 each, the ownership of which is reflected in their most recent balance sheet referred to in Section 2.01(d); (ii) such assets are free from any restrictions or covenants which might have a Material Adverse Effect on the Borrower; and (iii) the Borrower's and its consolidated Subsidiaries' assets are not subject to any Lien, and the Borrower and its consolidated Subsidiaries are not subject to any contract, arrangement or law, whether conditional or unconditional, pursuant to which any Lien on their respective assets may be created.

     (f)  Compliance with Law. Except for any violation or alleged violation of,
          -------------------
or default or alleged default under, any law applicable to the Borrower or any of its assets and properties which has been settled or otherwise resolved, the Borrower has not received any written notice that it is, or has at any time since November 15, 1996 been, in violation of or in default under any law applicable to it or any of its assets and properties, in each case, which could have a Material Adverse Effect on the Borrower. To the best of the Borrower's knowledge, except as set forth in Schedule 2.01(d)(iii), no law has been proposed or is expected which may reasonably be expected to have a Material Adverse Effect on the Borrower's business, operations or financial condition or the ability of the Borrower to perform any of its obligations under any Financing Agreement. Subject to the discussion thereof in Form 20-F and except as set forth in Schedule 2.01(d)(iii), all tax returns and reports of the Borrower required by law to be filed have been duly filed (or extensions for filing have been received) and all tax assessments, fees and other governmental charges upon the Borrower, its properties and its income, which are due and payable, have been paid, other than those currently payable without penalty or interest or those which the Borrower has contested in good faith, and, to the knowledge of the Borrower, no material tax deficiency is currently asserted against the Borrower or KB Impuls. Neither the Borrower nor any of its officers, directors or authorized employees, agents or representatives has:

     (i) paid, promised to pay or offered to pay, or authorized the payment of, any commission, bribe, pay-off or kickback that violates any applicable law or entered into any agreement pursuant to which any such commission, bribe, pay-off or kickback may or will in accordance with such agreement at any time be paid; or

     (ii) offered or given any thing of value to influence the action of a public official, or threatened injury to person, property or reputation in order to obtain or retain business or other improper advantage in the conduct of business.

     (g)  No Default. Except as set forth in Form 20-F and Schedule
          ----------
2.01(d)(iii), the Borrower is not in material default under any material agreement, obligation or duty to which it is a party or by which it or any of its properties or assets is bound, and there exists no Event of Default and no Potential Event of Default.

     (h)  Environmental Compliance. The Borrower is not in violation of any
          ------------------------
environmental law which violation could have a Material Adverse Effect on the Borrower.

     (i)  Litigation. The Borrower is not engaged in, or, to the best of its
          ----------
knowledge, threatened by, any litigation, arbitration or administrative proceeding, the adverse determination of which could reasonably be expected to have a Material Adverse Effect on the Borrower.

Section 2.02   Representations Regarding the Agreements
               ----------------------------------------

     The Borrower represents and warrants as follows:

     (a)  Corporate Power. The Borrower has the corporate power to enter into
          ---------------
and perform the Financing Agreements to which it is a party.

     (b)  Due Authorization; Enforceability; No Conflict. The Financing
          ----------------------------------------------
Agreements to which the Borrower is a party (other than the [third party lender] Loan Agreement, the [third party lender] Agreement and the Purchase Agreement) have been duly authorized by the Borrower's extraordinary general shareholders' meeting held on April 13, 2000, the Board of Directors of the Borrower and/or are on the agenda for the annual general shareholders' meeting scheduled to be held on June 30, 2000, as the case may be, and if the Financing Agreements which are on the agenda for such annual general shareholders' meeting are approved at such meeting and the [third party lender] Loan Agreement and the [third party lender] Agreement are approved by the Board, no other corporate action on the part of the Borrower is necessary to authorize the Borrower to enter into and perform its obligations under the Financing Agreements (other than the Purchase Agreement) to which it is a party. This Agreement has been duly executed by the Borrower and this Agreement constitutes, and the other Financing Agreements to which the Borrower is a party, when executed and delivered, will constitute, valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. The making of the Financing Agreements and the compliance by the Borrower with the terms thereof:

     (i) will not result in violation of the Borrower's Charter and, subject to obtaining the governmental licenses, approvals, consents, filings and registrations set forth in Schedule 2.02(c) hereto and Schedule 2.08(f) of the Primary Agreement, will not result in any material violation of any provision contained in any law applicable to the Borrower;

     (ii) except as set forth in Schedule 2.01(d)(iii), will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any material agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets is bound; and

     (iii) except as set forth in Schedule 2.01(d)(iii), will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination by any relevant Person, or any combination thereof, would constitute a default under any such agreement or instrument.

     (c)  Governmental Approvals. Except as set forth in Schedule 2.02(c) hereto
          ----------------------
and Schedule 2.08(f) of the Primary Agreement, no governmental licenses, approvals, consents, filings or registrations are required for the due execution, delivery or performance by the Borrower of any Financing Agreement, or the validity or enforceability thereof.

     (d)  Ranking. This Agreement constitutes a direct and unconditional general
          -------
obligation of the Borrower, and the indebtedness incurred by the Borrower hereunder ranks and will rank in priority of payment at least equal with all other present and future unsecured indebtedness of the Borrower.

     (e)  Material Interconnection Agreements and Operating Licenses. The
          ----------------------------------------------------------
Operating Licenses and the Material Interconnection Agreements are in full force and effect. Except as set forth in Schedule 2.01(d)(iii), there has occurred no breach, and no event which with the giving of notice, the passage of time or the making of any determination by any relevant Person, or any combination thereof, would constitute a material breach of any Operating License or any Material Interconnection Agreement.

     (f)  Taxes. There is no stamp or other tax or charge of the Russian
          -----
Federation or any political subdivision or taxing authority thereof or of any taxing authority, federation or association of which the Russian Federation is a member to be imposed on or by virtue of the execution, delivery or performance of any Financing Agreement or necessary to ensure the legality, validity, enforceability or admissibility in evidence thereof in the Russian Federation.


                             ARTICLE III FACILITY


Section 3.01 Amount and Currency
             -------------------

     (a) Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower an amount not exceeding US$50,000,000.

     (b) Except as provided in Section 3.02(d), this Agreement shall not be revolving, and no amounts borrowed hereunder may be re-borrowed after repayment or prepayment thereof.

Section 3.02 Disbursements
             -------------

     (a) Subject to Section 3.03 and Article IV, the Loan shall be disbursed by the Lender in two (2) Disbursements upon request of the Borrower and, in the circumstances described in Section 3.02(d), automatically by the Lender. Each Disbursement shall be made on a Business Day. In the case of the first two (2) Disbursements, the Borrower may request a Disbursement by submitting to the Lender an original application for such Disbursement, in the form of Exhibit A (a "Disbursement Application"), (i) in the case of the first Disbursement at least two (2) Business Days prior to the proposed date of such Disbursement and
(ii) in the case of the second Disbursement, at least ten (10) Business Days prior to the proposed date of such Disbursement. Each such application shall, unless the Lender otherwise agrees, be irrevocable and binding on the Borrower.

     (b) The first Disbursement shall be in the amount of US$15,000,000. The Borrower shall have the right to submit the Disbursement Application for the first Disbursement no later than July 31, 2000.

     (c) The second Disbursement shall be in the amount of US$35,000,000. The Borrower shall have the right to submit the Disbursement Application for the second Disbursement to the Lender at any time after June 30, 2000 but no later than August 31, 2000; provided that prior to or simultaneously with such submission the Borrower shall have submitted a disbursement application to the [third party lender] for a loan in an amount of not less than US$30,000,000 under the [third party lender] Loan Agreement; and provided further that no offering or other disposition of any New Shares, Notes or New ADSs shall have taken place.

     (d) If on the date thirty-five (35) days after the date of filing by the Borrower of the registration of the results of issuance of any New Shares, New ADSs and/or Notes, as the case may be, with the FCSM, the FCSM shall have failed to register the results of such issuance, the Lender shall (i) make a demand under the Citibank Guarantee in an amount equal to the sum of the amounts paid by the Lender to the relevant Seller(s) under the Primary Agreement in respect of the Lender's purchase of New Shares, New ADSs and/or

Notes forming part of such issuance and (ii) upon receipt by the Lender of the proceeds of such demand, immediately make a Disbursement to the Borrower in an amount equal to the amount of the proceeds of such demand. On the date of making such demand under the Citibank Guarantee, the Lender shall have irrevocably instructed Citibank T/O in writing (with a copy to the Borrower) (A) to pay the proceeds of such demand to an account of the Lender at Citibank T/O and (B) upon receipt of such proceeds in the account of the Lender at Citibank T/O, to transfer an amount equal to the amount of such proceeds to the Borrower's Account.

Section 3.03 Suspension and Cancellation
             ---------------------------

     (a) The Lender may, by notice to the Borrower, at any time suspend or cancel the right of the Borrower to any Disbursement:

     (i) with respect to all Disbursements, if the first Disbursement has not been made by July 31, 2000;

     (ii) with respect to the second Disbursement, if the second Disbursement has not been made by August 31, 2000;

     (iii) except with respect to the third Disbursement, if [the third party lender] has cancelled the right of the Borrower to the disbursement under the [third party lender] Loan Agreement; or

     (iv) if an Event of Default has occurred and is continuing; provided that, with respect to the third Disbursement, the Lender may suspend or cancel the right of the Borrower to such Disbursement only if (x) an Event of Default described in Section 7.01(d) or (e) has occurred and is continuing or (y) the third Disbursement is to be made after the Initial Maturity Date and the Extension has not occurred.

     (b) Upon the giving of the notice in accordance with Section 3.03(a), the right of the Borrower to the Disbursement(s) shall be suspended or cancelled as indicated in the notice. The exercise by the Lender of the right of suspension shall not preclude the Lender from exercising its right of cancellation as provided in this Section 3.03, either for the same or another reason, and shall not limit any other rights of the Lender under the Financing Agreements.

Section 3.04 Charges, Commissions and Fees
             -----------------------------

     (a) The Borrower shall pay to the Lender a structuring fee of US$200,000 (the "Structuring Fee"). The Structuring Fee shall be due and payable on the Initial Maturity Date or, if the Extension occurs, on January 27, 2001.

     (b) The Borrower shall pay to the Lender a facility fee of US$600,000 (the "Facility Fee"). The Facility Fee shall be due and payable on the Initial Maturity Date or, if the Extension occurs, on January 27, 2001.

     (c) If the Lender makes a third Disbursement to the Borrower under the circumstances contemplated in Section 3.02(d), the Borrower shall pay to the Lender a further advance fee (the "Further Advance Fee") in an amount equal to the sum of the Margin and the Interbank Rate for the period from (and including) the date of the Option Closing to (but excluding) the date on which the Lender made such third Disbursement to the Borrower. The Further Advance Fee shall be due and payable on the Initial Maturity Date or, if the Extension occurs, on January 27, 2001.

         (d) The charges, commissions and fees referred to in this Section 3.04 are exclusive of any value added or other tax which might be withheld by the Borrower from such charges, commissions or fees. If any such value added or other tax becomes chargeable, the amount of the relevant charge, commission or fee shall be increased so that after giving effect to such withholding the Lender shall receive the sums payable to it pursuant to Section 3.04(a) and (b), provided that in respect of any Russian withholding tax applicable to income (revenues) of foreign entities, the Lender undertakes to execute and deliver to the Borrower and, if necessary, file (with a copy to the Borrower) such forms or documents required by applicable Russian legislation (unless the Lender does not so qualify) evidencing the Lender's qualification for an exemption from (or reduction of) any such tax, required to be deducted or withheld by the Borrower.

Section  3.05   Interest
                --------

         (a) Except as provided in Section 3.06, the Borrower shall pay interest on the principal amount of the Loan from time to time outstanding during each Interest Period at a rate equal to the sum of the Margin and the Interbank Rate for such Interest Period.

         (b) Interest shall:

         (i) accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period;

         (ii) be calculated on the basis of the actual number of days elapsed and a 360-day year;

         (iii) unless paid on the relevant Interest Payment Date, be compounded at the end of each Interest Period; and

         (iv) be due and payable on the Interest Payment Date and the date of any prepayment pursuant to Section 3.08 or Section 3.09.

         (c) On each Interest Determination Date, the Lender shall determine the interest rate applicable during the relevant Interest Period and promptly give notice thereof to the Borrower. Each determination by the Lender of the interest rate applicable to any portion of the Loan shall be final, conclusive and binding upon the Borrower unless shown by the Borrower to the satisfaction of the Lender that any such determination has involved manifest error.

Section  3.06   Default Interest
                ----------------

         (a) If the Borrower fails to pay when due any amount payable by it under this Agreement, the overdue amount shall bear interest at a rate equal to the sum of:

         (i)    7.00% per annum; and

         (ii) the interest rate per annum offered in the London interbank market on the date two (2) Business Days prior to the first day of the relevant Default Interest Period (or, at the Lender's option, on the first day of such Default Interest Period) for a deposit in Dollars of an amount comparable to the overdue amount for a period equal to the relevant Default Interest Period or, if the Lender determines that deposits in Dollars are not being offered in the London interbank market in such amounts or for such period, the cost to the Lender (expressed as a rate per annum) of funding the overdue amount from whatever sources it selects.

         (b) Default Interest shall:

         (i) accrue from day to day from the due date to the date of actual payment, after as well as before any arbitral award, judgment and/or court ruling;

         (ii) be calculated on the basis of the actual number of days elapsed and a 360-day year;

         (iii)  be compounded at the end of each Default Interest Period; and

         (iv)   be due and payable forthwith upon demand.

         (c) Each determination by the Lender of the interest rates applicable to overdue amounts and of Default Interest Periods shall be final, conclusive and binding upon the Borrower unless shown by the Borrower that any such determination has involved manifest error.

Section  3.07   Repayment
                ---------

         Subject to Section 3.08, the Borrower shall repay the Loan in full in a single installment on the Initial Maturity Date; provided, however, that if the Borrower receives the Central Bank License, the maturity of the Loan shall be automatically extended to, and the Borrower shall repay the Loan in full in a single installment on, January 27, 2001 (the "Extension").

Section  3.08   Mandatory Prepayments
                ---------------------

         The Borrower shall prepay the Loan in full, together with the Fees and all accrued interest and other amounts payable on the principal amount of the Loan, at least (1) one

Business Day prior to the date of the Option Closing, notice of which shall be delivered to the Borrower by the Lender.

Section  3.09   Voluntary Prepayments
                ---------------------

         (a) The Borrower shall have the right at any time, upon not less than ten (10) days' prior notice to the Lender, to prepay all or any part of the principal amount of the Loan then outstanding; provided that:

         (i) the Borrower shall pay to the Lender at the same time all accrued interest, Fees and other amounts payable on the principal amount of the Loan; and

         (ii) in the case of a partial prepayment, such prepayment shall be in an amount of not less than US$5,000,000 and in integral multiples of US$1,000,000.

         (b) Any such notice of prepayment by the Borrower shall be irrevocable and binding on the Borrower and, upon delivery of such notice, the Borrower shall be obligated to prepay the Loan in accordance with the terms thereof.

Section  3.10   Payments
                --------

         (a) All payments of principal, interest, charges, commissions, fees, expenses and any other amounts due to the Lender under this Agreement shall be made, without set-off or counterclaim, in Dollars, for value on the due date to such account as the Lender may from time to time designate by notice to the Borrower.

         (b) The sums to be disbursed by the Lender to the Borrower hereunder shall be payable in Dollars for value, unless otherwise agreed by the Borrower and the Lender, on the value date requested by the Borrower in its Disbursement Application and to such correspondent account in New York, New York, U.S.A. as the Borrower may designate in its Disbursement Application (with instructions to transfer such sums, at the Borrower's risk and expense, to the Borrower's Account in Moscow, Russia).

         (c) If the due date for any payment under this Agreement would otherwise fall on a day which is not a Business Day, then such payment shall instead be due on the next succeeding Business Day.

         (d) The Lender shall have the right, to the fullest extent permitted by law, to set off any amount owed by the Lender to the Borrower, whether or not matured, against any amount then due and payable by the Borrower under any Financing Agreement, whether or not the Lender has demanded payment by the Borrower of such amount and regardless of the currency or place of payment of either such amount. The Lender shall have the right, to the fullest extent permitted by law, to deduct from the proceeds of the Disbursement any charges, commissions, fees, expenses and other amounts then due and payable by the Borrower to the Lender under any Financing Agreement (other than the Fees) and the credit advice of the Lender shall reflect such deduction.

Section  3.11   Insufficient Payments
                ---------------------

         (a) If the Lender at any time receives less than the full amount then due and payable to it under this Agreement, the Lender shall have the right to allocate and apply the amount received in any way or manner and for such purpose or purposes under this Agreement as the Lender in its sole discretion determines, notwithstanding any instruction that the Borrower may give to the contrary.

         (b) If under applicable law any payment to be made to the Lender hereunder can only be made in Rubles, then, unless prohibited by applicable law, the exchange rate on the date when the actual payment is made shall apply.

         (c) The Borrower shall indemnify the Lender against any losses resulting from a payment being received, or a claim being filed or an order or judgment being given, hereunder in a currency or place other than the currency and place specified in Section 3.10(a). The Borrower shall pay such additional amount as is necessary to enable the Lender to receive, after conversion to such currency at a market rate and transfer to such place, the full amount due to the Lender hereunder in the currency and at the place specified in Section 3.10(a).

Section  3.12   Taxes
                -----

         (a) If the Borrower is required to deduct or withhold any tax, duty, or similar fee from any payment due to the Lender under Article III or any other provision of this Agreement, then the amount so due shall be increased to the extent that, after the required deduction or withholding, the net amount actually received by the Lender will equal the amount that the Lender would have received had no such deduction or withholding been required. The Borrower shall indemnify the Lender against any costs or losses that Lender incurs due to the Borrower's failure to (i) deduct or withhold any required tax, duty, or similar fee, or (ii) remit such deducted or withheld amounts to the proper authorities by the due date therefor. The Borrower shall promptly deliver to the Lender copies of any receipts, payment documents, or other evidence showing that any amounts required to be deducted or withheld were remitted to the proper authorities.

         (b) Upon the request of the Borrower, the Lender undertakes to execute and deliver to the Borrower and, if necessary, file (with a copy to the Borrower) such forms or documents required by applicable Russian legislation (unless the Lender does not so qualify) evidencing the Lender's qualification for an exemption from (or reduction of) any tax, duty or fee, if any, required to be deducted or withheld by the Borrower pursuant to Section 3.12(a).

         (c) The Borrower shall pay all taxes (including stamp taxes, but excluding any tax, duty or fee which directly results from the Lender having an office or other presence in the Russian Federation or any other tax, duty or fee on or measured by the gross or net income of the Lender), duties, fees or other charges payable on, or in connection with payment of any amounts due under this Agreement. Upon notice from the Lender, the Borrower shall advance to the Lender, or reimburse the Lender for, an amount equal to any such taxes, duties, fees or other charges levied on or paid by the Lender.

Section  3.13   Unwinding Costs
                ---------------

         (a) The Lender shall notify the Borrower of any costs, expenses and losses incurred, and gains and benefits received, by the Lender as a result of:

         (i) any payment or prepayment made by the Borrower for any reason (including, without limitation, the acceleration of the Loan pursuant to Article
VII) on a date other than (A) an Interest Payment Date or (B) the date of any mandatory prepayment pursuant to Section 3.08;

         (ii) any failure by the Borrower to borrow in accordance with the Disbursement Application delivered to the Lender pursuant to Section 3.02;

         (iii) any failure by the Borrower to make any prepayment in accordance with a notice of prepayment delivered pursuant to Section 3.09;

         (iv) the occurrence of an Event of Default, including, without limitation, any acceleration of all or any portion of the Loan pursuant to
Section 7.02 or 7.03; or

         (v) any other circumstance that causes the Lender to unwind its funding or hedging arrangements in respect of the Loan.


The Borrower shall, on the date specified in such notice, pay to the Lender or, in the case of a net gain or benefit received by the Lender, the Lender shall, on the next Interest Payment Date, credit to the Borrower, in Dollars, the net amount of any such costs, expenses, losses, gains and benefits.

         (b) For purposes of Section 3.13(a), "costs, expenses and losses incurred, and gains and benefits received, by the Lender" shall include, without limitation, any interest paid or payable by the Lender to fund or carry any unpaid amount and any loss, premium, penalty or expense that may be incurred, or gain or benefit that may be received, in liquidating or employing deposits or derivative hedging transactions with, or borrowings from, third parties in order to make, maintain or fund the Loan or any portion thereof (but, in the case of a late payment, after taking into account any default interest received under
Section 3.06). A certificate of the Lender as to the net amount of such costs, expenses, losses, gains and benefits shall be final, conclusive and binding on the Borrower unless shown by the Borrower to the satisfaction of the Lender to contain a manifest error.

Section  3.14   Increased Costs
                ---------------

         The Borrower shall, from time to time on demand of the Lender, reimburse the Lender for any net incremental costs to the Lender of making or maintaining, or committing to make, the Loan which result from the introduction of, or any change in, any applicable law or any applicable guideline or policy (whether or not having the force of law), or any change in the interpretation or application thereof by any governmental or regulatory authority charged with the administration thereof, subsequent to the date of this Agreement. A certificate of the Lender as to the amount of such net incremental costs shall be final, conclusive and binding on the Borrower unless shown by the Borrower to contain a manifest error.

Section  3.15   Illegality
                ----------

         Notwithstanding anything in this Agreement, if it is or becomes unlawful in any jurisdiction for the Lender to make, maintain or fund the Loan, then:

         (a) upon request by the Lender, the Borrower shall, on the next Interest Payment Date or such earlier date as the Lender may specify, prepay that portion of the principal amount of the Loan which the Lender notifies to the Borrower as being affected by such change, together with all accrued interest and other amounts payable thereon; and

         (b) upon notice from the Lender, any portion of the Loan which the Lender notifies to the Borrower as being affected by such change and which has not theretofore been disbursed shall be cancelled immediately.

Section  3.16   Record of Disbursement
                ----------------------

         The Lender shall maintain on its books a record showing the Loan and repayments thereof and the computation and payment of interest, charges, commissions, fees and other amounts due and sums paid hereunder. Such record shall be final, conclusive and binding on the Borrower as to the amount at any time due from the Borrower hereunder unless shown by the Borrower to contain a manifest error.

                        ARTICLE IV CONDITIONS PRECEDENT


Section 4.01    Conditions Precedent to the First Disbursement
                ----------------------------------------------

         The obligation of the Lender to make the first Disbursement shall be subject to the prior fulfillment, in form and substance satisfactory to the Lender, of the following conditions precedent:

         (a) Financing Agreements. The Lender shall have received duly executed
             --------------------
originals of the following agreements:

         (i)   the Primary Agreement;

         (ii)  the Guarantee;

         (iii) the Share Pledge; and

         (iv)  the Letter Agreement.

     (b) Charters. The Lender shall have received certified copies of the
         --------
Charters (and, if relevant, certificates of registration and good standing) of the Borrower, KB Impuls and the Seller(s), each as amended to date.

     (c) Corporate Authorizations. The Lender shall have received certified
         ------------------------
copies of all corporate (including, if required, shareholder authorizations and approvals (other than shareholder approval of those matters submitted for approval on the agenda of the Borrower's annual general shareholders' meeting to be held on June 30, 2000) necessary for the due execution, delivery and performance of the Financing Agreements (except the [third party lender] Loan Agreement, the [third party lender] Agreement and the Purchase Agreement), and any other documents in implementation thereof, by the Borrower and each Seller and for the transactions contemplated thereby, including the authorizations of the Persons signing the Financing Agreements to sign such documents and to bind the respective parties thereby.

     (d) Specimen Signatures. The Lender shall have received a certificate of
         -------------------
incumbency and authority of the Borrower substantially in the form of Exhibit B.

     (e) Governmental and Other Approvals. Except with respect to the Central
         --------------------------------
Bank License referred to in Section 3.07, the Lender shall have received certified copies of all governmental, creditors' and other licenses, approvals, consents, filings and registrations, if any, necessary for the execution, delivery and performance by the Borrower of its obligations under this Agreement and with respect to the Security.

     (f) Process Agent Appointments. The Lender shall have received written
         --------------------------
confirmation from the agents for service of process appointed by the Borrower and the Sellers pursuant to the Financing Agreements of their acceptances of such appointments.

     (g) Legal Opinion. The Lender shall have received a legal opinion of Akin,
         -------------
Gump, Strauss, Hauer & Feld, L.L.P., special New York and Russian counsel to the Borrower.

     (h) Representations and Warranties. The representations and warranties made
         ------------------------------
or confirmed by the Borrower in the Financing Agreements shall be true on and as of the dates on which such representations were made or confirmed with the same effect as though such representations and warranties had been made or confirmed on and as of such dates.

     (i) No Default. Except as disclosed in Schedule 2.01(g), no Event of
         ----------
Default or Potential Event of Default shall have occurred and be continuing or shall, in the reasonable opinion of the Lender, be imminent, and the Borrower shall not, as a result of the relevant Disbursement, be in violation of its Charter, any provision contained in any material agreement or instrument to which the Borrower is a party (including this Agreement) or by which the Borrower is bound or any law applicable to the Borrower.

     (j) No Material Adverse Change. Except as disclosed in the Form 20-F and
         --------------------------
Schedule 2.01(d)(iii), nothing shall have occurred which, in the reasonable opinion of the Lender, might have a Material Adverse Effect on the Borrower.

        (k) Disbursement Application. The Lender shall have received an original
            ------------------------
of the Borrower's timely application for the Disbursement substantially in the form of Exhibit A.


Section 4.02 Conditions Precedent to the Second Disbursement
             -----------------------------------------------

        The obligation of the Lender to make the second Disbursement shall be subject to the prior fulfillment, in form and substance satisfactory to the Lender, of the following conditions precedent:

        (a) each of the conditions precedent specified in Section 4.01;

        (b) the Lender shall have received duly executed originals of the Citibank Agreement and the Citibank Guarantee;

        (c) the Lender shall have received certified copies of the approval by the annual general shareholders' meeting of the Borrower of those matters referred to in Section 4.01(c) and the approval by the Board of Directors of the [third party lender] Loan Agreement and the [third party lender] Agreement; and

        (d) prior to or simultaneously with the second Disbursement hereunder, [the third party lender] shall have made a disbursement to the Borrower in an amount of not less than US$30,000,000 under the [third party lender] Loan Agreement.

                        ARTICLE V AFFIRMATIVE COVENANTS


        Unless the Lender otherwise agrees in writing:

Section 5.01   Use of Proceeds
               ---------------

        The Borrower shall apply the proceeds of the Loan to (a) the development and operation by the Borrower of D-AMPS and GSM 900/1800 Cellular Network in the Moscow License Area, (b) the implementation by the Borrower of new billing and IT systems, (c) the development by the Borrower of its distribution system, (d) the investment by the Borrower in the development of the regional licenses held by the Borrower, (e) investments in the Borrower's Internet-related businesses,
(f) the refinancing of any Debt of the Borrower and/or (g) the redemption of shares of the Borrower tendered by shareholders of the Borrower following its extraordinary meeting of shareholders on April 13, 2000.

Section 5.02   Central Bank License
               --------------------

        The Borrower shall apply for the Central Bank License no later than thirty (30) Business Days after the date hereof. The Borrower shall obtain the Central Bank License within one hundred and twenty (120) calendar days after the date hereof.

Section 5.03   Continuing Governmental and Other Approvals
               -------------------------------------------

        The Borrower shall obtain and maintain in force (or, where appropriate, renew) all material governmental, corporate, creditors', shareholders' and other necessary licenses, approvals, consents, filings and registrations required for the purposes described in Section 4.01(c) and (e). The Borrower shall perform and observe all the conditions and restrictions contained in, or imposed on the Borrower by, such licenses, approvals, consents, filings and registrations.

Section 5.04   Security
               --------

        The Borrower shall take any and all necessary action required to cause the pledge order executed by the pledgor under the Share Pledge to be registered by NRC (as defined in the Share Pledge) on the earlier of (a) the date of any Event of Default and (b) January 27, 2001. Without limiting the generality of the foregoing, the Borrower shall execute and deliver to the Lender and/or any other Persons, as may be reasonably requested by the Lender, any document, recording, filing, notification, registration, notarization or other evidence required, in the opinion of the Lender, for the creation, validity, perfection or priority of the Security, and shall take any and all action necessary to create and perfect a first priority security interest in the Security in favor of the Lender, as contemplated by the Share Pledge. The Borrower shall thereafter assist the Lender in maintaining and, as appropriate, renewing the Security in a manner satisfactory to the Lender.

Section 5.05   Issuance of Shares
               ------------------

        The Borrower shall use its best efforts to issue or cause to be issued, as the case may be, New Shares or New ADSs to the relevant Seller(s) or Notes by a Seller on or before [a date agreed by the Borrower and the Lender] in an amount sufficient for the Lender to exercise its rights in full under the Primary Agreement.

Section 5.06   Compliance with Laws
               --------------------

        The Borrower shall maintain its corporate existence in compliance with all applicable laws. The Borrower shall conduct its business in compliance with all applicable laws.

Section 5.07   Insurance
               ---------

        The Borrower and its consolidated Subsidiaries shall maintain the insurance of their respective assets and properties as set forth on Schedule 5.07.

Section 5.08   Accounting
               ----------

        The Borrower shall maintain books of account and other records adequate to present a true and fair view of the consolidated financial condition of the Borrower and its consolidated Subsidiaries and the results of its operations in conformity with GAAP.

Section 5.09   Compliance with Other Obligations
               ---------------------------------

        The Borrower shall comply with all material agreements to which it is a party or by which it or any of its properties or assets is bound.

Section 5.10   Taxes
               -----

        (a) The Borrower shall pay when due all of its taxes, rates, charges and assessments, including, without limitation, any taxes, rates, charges and assessments against any of its properties, other than taxes, rates, charges or assessments which are being contested in good faith and by proper proceedings and as to which adequate reserves have been set aside for the payment thereof. The Borrower shall make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable law.

        (b) The Borrower shall pay all taxes (including stamp taxes, but excluding any tax, duty or fee which directly results from the Lender having an office in the Russian Federation or any other tax, duty or fee on or measured by the gross or net income of the Lender), duties, fees or other charges payable on, or in connection with the execution, issue, delivery, registration or notarization of any Financing Agreement or any other document related to this Agreement. Upon notice from the Lender, the Borrower shall advance to the Lender, or reimburse the Lender for, an amount equal to any such taxes, duties, fees or other charges levied on or paid by the Lender.

Section 5.11   Material Agreements
               -------------------

        The Borrower shall maintain all Operating Licenses and Material Interconnection Agreements in full force and effect, provided that the Borrower may modify, amend or terminate and replace any Operating License or Material Interconnection Agreement so long as such modification, amendment or termination and replacement is on terms that are not materially less favorable to the Borrower and that do not adversely affect the interests of the Lender.

Section 5.12   Citibank Agreement and Citibank Guarantee; Further Documents
               ------------------------------------------------------------

        (a) The Borrower shall use its best efforts and proceed diligently and in good faith to ensure that the Citibank Agreement and the Citibank Guarantee (and any related reimbursement agreement or similar instrument) have been executed and delivered by the parties thereto on or prior to the earlier of (i) the date of submission by the Borrower of the Disbursement Application for the second Disbursement and (ii) August 31, 2000.

        (b) The Borrower shall execute all such other documents and instruments and do all such other acts and things as the Lender may reasonably determine are necessary or desirable to give effect to the provisions of the Financing Agreements and to cause the Financing Agreements to be duly registered, notarized and stamped in any applicable jurisdiction. The Borrower hereby irrevocably appoints and constitutes the Lender as the Borrower's true and lawful attorney with full right of substitution (in the name of the Borrower or otherwise) to execute such documents and instruments and to do such acts and things in the name of and on behalf of the Borrower in order to carry out the provisions hereof, and the Lender shall be entitled to exercise such rights upon the Borrower's failure to comply with any of its obligations under the preceding sentence within seven (7) Business Days following the date of any request from the Lender.

Section 5.13   Furnishing of Information
               -------------------------

        (a) As soon as available but, in any event, within ninety (90) days after the end of each quarter of each Financial Year, the Borrower shall furnish to the Lender:

        (i) a copy of the unaudited Financial Statements for such quarter (subject to normal year-end audit adjustments) in a form satisfactory to the Lender and, if requested by the Lender, certified by an officer of the Borrower; and

        (ii) a statement of all transactions and transfers between the Borrower and each of its Affiliates during such quarter with a value in excess of US$3,000,000 or the equivalent thereof in other currencies at then current rates of exchange or a statement that there were no such transactions.

        (b) As soon as available but, in any event, within one hundred and eighty (180) days after the end of each Financial Year, the Borrower shall furnish to the Lender:

        (i) a copy of the Financial Statements for such Financial Year, together with a report of the Auditors thereon, all in a form satisfactory to the Lender; and

        (ii) a management letter from the Auditors commenting on, among other matters, the adequacy of the Borrower's financial control procedures and accounting systems, together with a copy of any other communication sent by the Auditors to the Borrower or to its management in relation to the Borrower's financial, accounting and other systems, management and accounts.

        (c) Immediately upon the occurrence of any Event of Default or Potential Event of Default, the Borrower shall give the Lender notice thereof by facsimile transmission specifying the nature of such Event of Default or Potential Event of Default and any steps the Borrower is taking to remedy the same.

        (d) The Borrower shall furnish promptly to the Lender a copy of any correspondence, report or other communications submitted by the Borrower to, and a copy of any correspondence, report or other communications received by the Borrower from, any governmental authorities in connection with any event, change or condition which might have a material adverse effect on any of the Operating Licenses (including, without limitation, any suspension, termination, withdrawal or material adverse amendment, or claims of violation of the terms of any Operating License) or a Material Adverse Effect on the Borrower or KB Impuls.

        (e) The Borrower shall provide the Lender with timely notice of any conversion by any Person (other than the Lender) of such Person's Notes into ADSs or shares of the Borrower upon receipt of such notice from the trustee of the Notes.

                         ARTICLE VI NEGATIVE COVENANTS


        Unless the Lender otherwise agrees in writing:

Section 6.01   Dividends
               ---------

        Except as set forth in Schedule 2.01(c) or Schedule 6.01, the Borrower shall not declare or pay any dividend, or make any distribution on its share capital, or purchase, redeem or otherwise acquire any shares of capital of the Borrower or any option over the same.

Section 6.02   Debt
               ----

        The Borrower shall not enter into any agreement or arrangement to guarantee or, in any way or under any condition, to become obligated for all or any part of any financial or other obligation of another Person, except in connection with any Debt of any Subsidiary of the Borrower, including, without limitation, Vimpelcom-Region.

Section 6.03   Profit-Sharing and Management Arrangements
               ------------------------------------------

        (a) Except as set forth in Schedule 6.03(a), the Borrower shall not enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person.

        (b) The Borrower shall not enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person.

Section 6.04   Investments
               -----------

        The Borrower shall not (a) form or have any Subsidiary except (i) Subsidiaries existing on the date hereof and (ii) Subsidiaries formed after the date hereof or interests in Subsidiaries acquired after the date hereof, the primary business of which is a Permitted Business or (b) make or permit to exist loans or advances to, or deposits (other than deposits in the ordinary course of business with reputable banks) with, other Persons or investments in any Person or enterprise; provided that the Borrower may (A) make advances or loans to any of its Subsidiaries and (B) invest in short-term investment grade marketable securities.

Section 6.05   Changes in Charter and Issuance of Shares
               -----------------------------------------

        The Borrower shall not make changes, or permit changes to be made, to its Charter other than any changes which are required to be made to comply with applicable law. The Borrower shall not issue any shares other than the New Shares.

Section 6.06   Prepayment of Long-Term Debt
               ----------------------------
        Except as described in Schedule 6.06, the Borrower shall not (whether voluntarily or involuntarily) make any prepayment, repurchase or early redemption of any Long-Term Debt or make any repayment of any Long-Term Debt pursuant to any provision of any agreement or note which provides directly or indirectly for acceleration of repayment in time or amount, unless in any such case it shall replace such Long-Term Debt with Long-Term Debt on similar terms or terms no less favorable to the Borrower than the Long-Term Debt being prepaid, repurchased or redeemed, or, if the Lender so requires, contemporaneously make a proportionate prepayment of the principal amount then outstanding of the Loan in accordance with the provisions of Section 3.09 (except that there shall be no minimum amount or notice period for such prepayment).

Section 6.07   Sale of Assets; Merger
               ----------------------

        (a) The Borrower shall not sell, transfer, lease or otherwise dispose of all or a substantial part of its or its Subsidiaries' assets (whether in a single transaction or in a series of transactions, related or otherwise); provided that the Borrower may sell less than 50% of its assets outside the Moscow License Area.

        (b) The Borrower shall not, and shall ensure that any of its Subsidiaries will not, undertake or permit any merger, consolidation or reorganization, other than the merger between the Borrower and any Subsidiary or between any Subsidiaries of the Borrower.

                         ARTICLE VII EVENTS OF DEFAULT

Section 7.01  Events of Default
              -----------------

        Each of the following events and occurrences shall constitute an Event of Default under this Agreement:

        (a) Payments. The Borrower fails to pay when due any principal of, or
            --------
interest on, the Loan as required by this Agreement.

        (b) Covenants. The Borrower or any other party (other than the Lender)
            ---------
fails to perform in a timely manner any of its obligations under any Financing Agreement or any other agreement between the Borrower and the Lender, the failure to perform such obligation is not referred to elsewhere in this Section
7.01 and, if capable of remedy, such failure to perform has continued for a period of thirty (30) days after notice thereof has been given to the Borrower by the Lender.

        (c) Representations. Any representation or warranty made or confirmed by
            ---------------
the Borrower, any Seller or any Major Shareholder in any Financing Agreement was false or misleading when made or confirmed.

        (d) Nationalization. Any government or governmental authority condemns,
            ---------------
nationalizes, seizes or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or of its share capital, or assumes custody or control of such property or other assets or of the business or operations of the Borrower or of its share capital, or acquires majority ownership of the Borrower, or takes any action for the dissolution or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on its business or operations or a substantial part thereof.

     (e) Bankruptcy. (i) A decree or order by a court is entered against the
         ----------
Borrower, KB Impuls or any Seller adjudging the Borrower, KB Impuls or any Seller bankrupt or insolvent or ordering the winding up or liquidation of its affairs and such decree or order remains unstayed for sixty (60) days; or (ii) proceedings with respect to reorganization, administration, arrangement, adjustment, composition or liquidation of or in respect of the Borrower, KB Impuls or any Seller are commenced by any Person (other than the Borrower, KB Impuls or such Seller) under any applicable law and have not been stayed or dismissed for sixty (60) days; or (iii) a petition is filed by any Person (other than the Borrower, KB Impuls or any Seller) seeking reorganization, administration, arrangement, adjustment, composition or liquidation of or in respect of the Borrower, KB Impuls or any Seller under any applicable law and such petition is not withdrawn or dismissed within sixty (60) days; or (iv) a receiver, administrator, temporary administrator, liquidator, trustee, sequestrator, manager or other similar official is appointed over or in respect of the Borrower, KB Impuls or any Seller or any substantial part of its property or assets; or (v) the Borrower, KB Impuls or any Seller institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, or files a petition or answer or consent seeking reorganization, administration, relief or liquidation under any applicable law, or consents to the filing of any such petition or to the appointment of a receiver, administrator, temporary administrator, liquidator, trustee, sequestrator or other similar official of the Borrower, KB Impuls or any Seller or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or (vi) any other event occurs which under any applicable law would have an effect analogous to any of the events listed in this Section 7.01(e) (and, where relevant, remains in effect for a period of time corresponding to the relevant period specified above).

     (f) Debt. (i) Other than the Loan and other than as specified in Schedule
         ----
7.01(f), (i) any Debt of the Borrower in an amount exceeding US$5,000,000 (or such lesser amount, if any, as is specified in the corresponding event of default provision in the [third party lender] Loan Agreement) is not paid when due, or (ii) or a default of any material nature occurs under any agreement pursuant to which there is outstanding any Debt in an amount exceeding US$5,000,000 (or such lesser amount, if any, as is specified in the corresponding event of default provision in the [third party lender] Loan Agreement) and such default continues beyond any applicable period of grace, or any such Debt becomes due and payable prior to its maturity or is placed on demand.

     (g) Central Bank License. The Borrower fails to obtain the Central Bank
         --------------------
License within one hundred and twenty (120) calendar days after the date hereof and such failure continues for two (2) Business Days after the end of such one hundred twenty (120) calendar day period.

        (h) Sale of Assets. The Borrower fails to comply with its obligations
            --------------
under Section 6.07.

        (i) Adverse Change. Except as set forth in Schedule 2.01(d)(iii), any
            --------------
circumstance or event occurs after the date of this Agreement, which, in the reasonable opinion of the Lender, is likely to have a Material Adverse Effect on the Borrower.

Section 7.02   Consequences of Default
               -----------------------

        If an Event of Default occurs and is continuing, then the Lender may at its option, by notice to the Borrower, declare all or any portion of the principal of, and accrued interest on, the Loan (together with any other amounts accrued or payable under this Agreement) to be, and the same shall thereupon become (anything in this Agreement to the contrary notwithstanding), either:

        (i)    due and payable on demand; or

        (ii) immediately due and payable without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Borrower.

Section 7.03   Automatic Acceleration
               ----------------------

        Upon the occurrence of any event described in Section 7.01(e) with respect to the Borrower, all principal of, and accrued interest on, the Loan (together with the Fees and any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower. Unless prohibited by applicable law, but without prejudice to Section 3.11, the claims of the Lender shall be entered in the Borrower's registry of creditors' claims based on the Russian Central Bank exchange rate in effect on the date of such entry.

                          ARTICLE VIII MISCELLANEOUS

Section 8.01   Term of Agreement
               -----------------

        This Agreement shall continue in force until the date that the obligation of the Lender to make Disbursements hereunder has terminated in accordance with the terms hereof or, if later, until all moneys payable hereunder have been fully paid in accordance with the provisions hereof; provided that the indemnities of the Borrower shall survive repayment of the Loan and termination of this Agreement.

Section 8.02   Entire Agreement; Amendment and Waiver
               --------------------------------------

        This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, waiver by the Lender of any of the terms or conditions of, or consent given by the Lender under, this Agreement (including, without limitation, this Section 8.02) shall be in writing, signed by the Lender and, in the case of an amendment, by the Borrower. If the Lender waives a condition to any Disbursement, the Borrower shall, by receiving the proceeds of such Disbursement, be deemed to have agreed to all of the terms and conditions of such waiver.

Section 8.03   Notices
               -------

        All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the parties at the following addresses or facsimile numbers:

        If to the Lender, to:

                  Telenor East Invest AS
                  Keysers Gate 13
                  0130 Oslo
                  Norway
                  Facsimile No.: +47-22-779909
                  Attn: Henrik Torgersen

                  with a copy to:

                  Telenor Mobile Communications AS
                  Pilestredet 33
                  N-0166 Oslo
                  Norway
                  Facsimile No.: +47-23-25-55-85
                  Attn: Arve Egil Habjorg

        If to the Borrower, to:

                  OJSC "Vimpel-Communications"
                  10, building 14, Ulitsa 8-Marta
                  125683, Moscow
                  Russian Federation
                  Facsimile No.: +7095 755-3682
                  Attn:    Chief Financial Officer

                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  Dukat Place II
                  7, Ulitsa Gasheka
                  123056, Moscow
                  Russian Federation
                  Facsimile No. +7095-974-2412
                  Attn: Melissa J. Schwartz

        All such notices, requests and other communications will (a) if delivered personally to the address provided in this Section 8.03, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number provided in this Section 8.03, be deemed given upon receipt, and (c) if delivered by courier in the manner described above to the address provided in this Section 8.03, be deemed given upon confirmed receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8.03). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

Section 8.04   English Language
               ----------------

        All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the party providing such document, which translation shall be the governing version between the Borrower and the Lender.

Section 8.05   Rights, Remedies and Waivers
               ----------------------------

        (a) The rights and remedies of the Lender in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of the Lender into the affairs of the Borrower, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of the Lender in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies, or by any information received, or any action performed, by any nominee of the Lender serving on the Board of Directors of the Borrower.

        (b) No course of dealing or waiver by the Lender in connection with any condition of Disbursement under this Agreement shall impair any right, power or remedy of the Lender with respect to any other condition of Disbursement or be construed to be a waiver thereof.

        (c) No action of the Lender in respect of any Disbursement shall affect or impair any right, power or remedy of the Lender in respect of any other Disbursement. Without limiting the foregoing, the right of the Lender to require compliance with any condition under this Agreement which may be waived by the Lender in respect of any Disbursement is, unless otherwise notified to the Borrower by the Lender, expressly preserved for the purposes of any subsequent Disbursement.

        (d) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lender upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Lender in respect of any such default, or acquiescence by it therein, shall affect or impair any right, power or remedy of the Lender in respect of any other default.

        (e) The failure of the Lender to deliver to the Borrower the notice referred to in Section 3.08 or the Borrower to receive such notice shall not relieve the Borrower of its obligation to make the prepayment referred to in
Section 3.08.

        (f) The rights and remedies provided in this Agreement and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by applicable law or otherwise.

Section 8.06   Indemnification
               ---------------

        The Borrower assumes full liability for, and agrees to and shall indemnify and hold harmless the Lender and its officers, directors, employees, agents and servants against and from, any and all liabilities, obligations, losses, damages (compensatory, punitive or otherwise), penalties, claims, actions, taxes, duties, suits, costs and expenses (including, without limitation, legal counsel's fees and expenses and costs of investigation) of whatsoever kind and nature, including, without prejudice to the generality of the foregoing, those arising in contract or tort (including, without limitation, negligence) or by strict liability or otherwise, which are imposed on, incurred by or asserted against the Lender or any of its officers, directors, employees, agents or servants (whether or not also indemnified by any other Person under any other document) and which in any way relate to or arise out of, whether directly or indirectly:

        (a) any of the transactions contemplated by any Financing Agreement or the execution, delivery or performance thereof;

        (b) the operation or maintenance of the Borrower's facilities or the ownership, control or possession thereof by the Borrower; or

        (c) the exercise by the Lender of any of its rights and remedies under any of the Financing Agreements;


provided that the Lender shall not have any right to be indemnified hereunder for its own recklessness or willful misconduct.

Section 8.07   Governing Law
               -------------

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

Section 8.08   Arbitration; Consent to Jurisdiction; Service of Process; Waiver
               ----------------------------------------------------------------
               of Sovereign Immunity
               ---------------------

        (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the

United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:

     (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     (ii) Either party to this Agreement may refer a matter to arbitration by written notice to the other party.

     (iii)  The place of the arbitration shall be Stockholm, Sweden.

     (iv) The claimant party shall appoint one (1) arbitrator and the respondent party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall appoint the third arbitrator, in accordance with the UNCITRAL Rules. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the Arbitration Institute of the Stockholm Chamber of Commerce.

     (v) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

     (vi) The decision of the arbitrators shall be made by majority vote and shall be in writing.

     (vii) The decision of the arbitrators shall be final and binding on the parties to this Agreement, save in the event of fraud, manifest mistake or failure by any of the arbitrators to disclose any conflict of interest.

     (viii) The decision of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any jurisdiction.

     (b) If any dispute is submitted to arbitration pursuant to this Section 8.08, the panel of arbitrators may, if it deems such award appropriate, award a party costs and expenses incurred by such party in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 8.08.

     (c) Notwithstanding Section 8.08(a) and (b) to the contrary, this Agreement, and any rights of the Lender arising out of this Agreement, may, at the option of the Lender, be enforced by the Lender in the courts of the Russian Federation located in Moscow or in any other courts having jurisdiction. For the benefit of the Lender, the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, with respect to any dispute, controversy or claim arising out of or relating to this Agreement or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Nothing in this Agreement shall affect the right of the Lender to commence legal actions or proceedings against the Borrower in any manner authorized by the laws of any relevant jurisdiction. The commencement by the Lender of legal actions or proceedings in one or more jurisdictions shall not preclude the Lender from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. The Borrower irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

        (d) The Borrower irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding permitted by this Section 8.08, with the same effect as if the Borrower were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Lender shall also deliver a copy thereof to the Borrower at its address specified in Section 8.03. The Borrower will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. If any such agent and attorney resigns or otherwise becomes incapable of acting, the Borrower will appoint a successor agent and attorney in New York reasonably satisfactory to the Lender, with like powers. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction in a manner not inconsistent with Sections 8.08(a)-(c).

        (e) The Borrower hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and in performing its obligations hereunder and thereunder, and the Borrower hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), pre- or post-award attachment of assets, and enforceability of judicial or arbitral awards.

Section 8.09   Successors and Assigns; Third Party Rights
               ------------------------------------------

        (a) This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrower may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Lender.

        (b) The Lender shall not, without the prior written consent of the Borrower (which consent shall not be unreasonably withheld), sell, transfer, assign, novate or otherwise dispose of all or any part of its rights, interests or obligations under this Agreement to any Person other than to an Affiliate of the Lender.

Section 8.10   Disclosure
               ----------

        The Lender agrees to keep confidential in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices, all non-public information provided to the Lender by or on behalf of the Borrower or any of its Subsidiaries or Affiliates in connection with this Agreement or any other Financing Agreement and identified as being confidential at the time it is delivered to the Lender; provided that the Lender may disclose such information:

        (a) in or in connection with the Lender's filing on Schedule 13D (and any amendment thereto) relating to its investment in the shares of the Borrower;

        (b) at the request of any Governmental or Regulatory Authority;

        (c) pursuant to subpoena or other judicial process;

        (d) when required to do so in accordance with the provisions of applicable law, rule or regulation;

        (e) to the Lender's independent auditors, counsel and other professional advisers;

        (f) in connection with any legal action or dispute arising out of any of the Financing Agreements; and

        (g) to any permitted assignee or participant (or prospective permitted assignee or participant) of or in the Loan.

Section 8.11   Counterparts
               ------------

        This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.



                                        OPEN JOINT STOCK COMPANY "VIMPEL-
                                        COMMUNICATIONS"




                                        By /s/ Dmitri Borisovich Zimin
                                           -----------------------------------
                                           Dmitri Borisovich Zimin
                                           CEO and President

                                        By /s/ Vladimir Mikhailovich Bychenkov
                                           -----------------------------------
                                           Vladimir Mikhailovich Bychenkov
                                           Chief Accountant

                                        TELENOR EAST INVEST AS



                                        By /s/ Henrik Torgersen
                                           -----------------------------------
                                           Henrik Torgersen
                                           Attorney-in-Fact

                                                                       Exhibit A

                       Form of Disbursement Application

                  [To be typed on Letterhead of the Borrower]


                                                                          [Date]



Telenor East Invest AS
Keysers Gate 13
N-0130 Oslo
Norway
Facsimile No. +47 22 77 99 09

Attention:  Petter-Borre Furberg

Subject:  Disbursement Application

Dear Sir:


1. We refer to the Working Capital Bridge Facility dated as of June 23, 2000 (the "Working Capital Bridge Facility") between Open Joint Stock Company "Vimpel-Communications" (the "Borrower") and Telenor East Invest AS (the "Lender").

2. Terms defined in the Working Capital Bridge Facility are used herein with the same meanings as defined therein.

3. We hereby request the following Disbursement in accordance with the provisions of the Working Capital Bridge Facility:

         Currency required:                  Dollars

         Amount (in figures and words):      [_________]

         Value Date:                         [As soon as possible, on a date
                                             selected by the Lender in its
                                             discretion, but not later than/1/
                                             __________________________]



Payment Instructions (Borrower's Banking Details):


Borrower's Account Name:                     ______________________________

Borrower's Account Number:                   ______________________________

Borrower's Bank Name:                        ______________________________

Borrower's Bank Address:                     ______________________________

Borrower's Bank Correspondent Details:





Correspondent's Name:/2/                     ______________________________

Correspondent's Address:                     ______________________________

                                             ______________________________

                                             ______________________________

Borrower's Bank's Account Name:              ______________________________

Borrower's Bank's Account Number:            ______________________________

Reference:                                   ______________________________




4. For the purposes of Article IV of the Working Capital Bridge Facility, we hereby represent and warrant that:

_______________________________

/1/ If the disbursement is required for a specific value date, this bracketed language may be deleted.

/2/  Name of Bank in New York, New York, U.S.A.

         (a) all agreements, documents and instruments delivered to the Lender pursuant to Article IV of the Working Capital Bridge Facility are in full force and effect and all conditions thereto have been satisfied (except for the Working Capital Bridge Facility having become unconditional, if that is a condition of any such agreement);

         (b) the representations and warranties made by the Borrower in the Financing Agreements are true on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof;

         (c) no Event of Default or Potential Event of Default has occurred and is continuing or is imminent;

         (d) the Borrower will not, as a result of the Disbursement, be in violation of its Charter, any provision contained in any material agreement or instrument to which the Borrower is a party (including the Working Capital Bridge Facility) or by which the Borrower is bound or any law applicable to the Borrower;

         (e) since the date of the Working Capital Bridge Facility, nothing has occurred which could reasonably be expected to have a Material Adverse Effect on the Borrower; and

         (f) the proceeds of such Disbursement will be used by the Borrower for the purposes described in Section 5.01 of the Working Capital Bridge Facility.

5. The representations and warranties made in paragraph 4 above will continue to be true on and as of the date of the Disbursement with the same effect as though such representations and warranties had been made on and as of the date of the Disbursement. If any such representation or warranty is no longer true on or prior to or as of the date of the Disbursement, we shall immediately notify the Lender and shall, upon demand by the Lender, repay any amount which has been or is disbursed by the Lender in respect of the Disbursement.

Yours faithfully,


OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS"



By______________________________
  Dmitri B. Zimin
  President and Chief Executive Officer

                                                                       Exhibit B

                Form of Certificate of Incumbency and Authority

                  [To Be Typed on Letterhead of the Borrower]



                                                                          [Date]


Telenor East Invest AS
Keysers Gate 13
N-0130 Oslo
Norway

Attention:  Petter-Borre Furberg

Subject:  Certificate of Incumbency and Authority/3/



Dear Sir/Madam:



With reference to the Working Capital Bridge Facility dated as of June 23, 2000 (the "Working Capital Bridge Facility") between Open Joint Stock Company "Vimpel-Communications" (the "Borrower") and Telenor East Invest AS (the "Lender"), I, the undersigned Corporate Secretary of the Borrower, duly authorized by its Board of Directors, hereby certify that the following are the names, offices and true specimen signatures of the persons, any one of whom is and will continue to be (until the Lender has received actual written notice from the Borrower that they or any of them no longer continue to be) authorized, on behalf of the Borrower, individually:

(1) to sign the Working Capital Bridge Facility, the Disbursement application, any certifications, letters or other documents to be provided under the Working Capital Bridge Facility and any other agreements to which the Lender and the Borrower may be party in connection therewith; and


__________________

/3/ Designation may be changed by the Borrower at any time by providing a new Certificate of Incumbency and Authority to the Lender.

(2) to take any other action required or permitted to be taken by the Borrower under the Working Capital Bridge Facility or any other agreement to which the Lender and the Borrower may be party in connection therewith:


       NAME                   OFFICE                      SPECIMEN SIGNATURE


       ------------------     ----------------------      --------------------

       ------------------     ----------------------      --------------------

       ------------------     ----------------------      --------------------


IN WITNESS WHEREOF, I have signed my name on the date first above written.


Yours faithfully,


OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS"



By ______________________________
   Georgy Sylvestrov
   Corporate Secretary

                                      C-2